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                      AIG SUNAMERICA LIFE ASSURANCE COMPANY

                    OPTIONAL PAYMENT ENHANCEMENT ENDORSEMENT

Notwithstanding any provision in the Contract or Certificate ("Contract") to the contrary, this Optional Payment Enhancement Endorsement (the "Endorsement") becomes a part of the Contract to which it is attached. Should any provision in this Endorsement conflict with the Contract, the provisions of this Endorsement will prevail.

Subject to the terms and conditions set forth below, this Endorsement credits additional amounts to your Contract Value based on certain Purchase Payment(s) made to your Contract. This Endorsement may not be elected with other Endorsements containing different Withdrawal Charges or schedules.

                                   DEFINITIONS

For purposes of this Endorsement, the following definitions apply. Terms not defined in this Endorsement shall have the same meaning given to them in the Contract.

CONTRACT ANNIVERSARY

Each consecutive one year period starting on the Contract Date.

PAYMENT ENHANCEMENT

A Payment Enhancement is an amount allocated to Your Contract Value by Us, and which is based on the amount of Your Purchase Payment as of the Purchase Payment Date. Payment Enhancements are not considered Purchase Payments.

PAYMENT ENHANCEMENT RATE

The applicable percentage of the Purchase Payment that is used to calculate the amount of Payment Enhancement to be allocated to Your Contract Value on the Purchase Payment Date.

PURCHASE PAYMENT DATE

The date on which a particular Purchase Payment is made.

                          PAYMENT ENHANCEMENT SCHEDULE

We will allocate applicable Payment Enhancements to Your Contract Value according to the following schedule:

Purchase Payment Date                                                          Payment Enhancement Rate
---------------------                                                          ------------------------
[before 1st Contract Anniversary]                                                      [4.00%]
[On or after 1st Contract Anniversary but before 2nd Contract Anniversary]             [4.00%]
[On or after 2nd Contract Anniversary but before 3rd Contract Anniversary]             [4.00%]
[On or after 3rd Contract Anniversary but before 4th Contract Anniversary]             [4.00%]
[On or after 4th Contract Anniversary]                                                 [0.00%]

ALLOCATION OF PAYMENT ENHANCEMENTS

We will allocate any Payment Enhancement to available Variable Portfolio(s) and/or Fixed Account Option(s) in the same proportion as the Purchase Payment to which it applies is allocated.

PAYMENT ENHANCEMENT FEE ("FEE")

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The Fee associated with this Endorsement is assessed as an additional Separate
Account Charge that varies depending on the Contract Year as follows:

Contract Year                                 Payment Enhancement Fee
------------                                  -----------------------
[Years 1-9]                                           [0.40%]
[Years 10+]                                           [0.00%]

The expenses for this annuity may be higher than the expenses for an annuity without the Payment Enhancements.

                          PAYMENT ENHANCEMENT DEDUCTION

During the Right To Examine/Right To Cancel period, if You can cancel Your Contract and this Endorsement and if Your Contract requires:

      1. The return of Contract Value, We will refund the Contract Value as of the business day during which the Contract is received by Us reduced by the lesser of: (a) the value of all Payment Enhancements as of the date on which We receive Your request to cancel Your Contract; or (b) the value of all Payment Enhancements We allocated to Your Contract Value; or

      2. The return of Purchase Payment(s), We will refund the Purchase Payment(s).

      We reserve the right to allocate Your Payment Enhancement to a Variable Portfolio with a cash management objective until the end of the Right To Examine/Right To Cancel period.

                                WITHDRAWAL CHARGE

The Withdrawal Charge chart in the Withdrawal Charge section of the Contract is replaced as follows:

    Number of Full Years Elapsed
Between Purchase Payment Contribution                         Withdrawal Charge as a
       And Date of Withdrawal                        Percentage of Withdrawn Purchase Payment
-------------------------------------                ----------------------------------------
                0                                                     9%
                1                                                     8%
                2                                                     8%
                3                                                     7%
                4                                                     6%
                5                                                     5%
                6                                                     4%
                7                                                     3%
                8                                                     2%
                9+                                                    0%

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Signed for the Company to be effective as of the Contract Date.

/s/Christine A. Nixon                              /s/Jana W. Greer
---------------------                              -------------------
 Christine A. Nixon                                  Jana W. Greer
    Secretary                                          President

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